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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-56488) and related Prospectus of WFS Financial Inc for the registration of 5,722,024 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of WFS Financial Inc for the year ended December 31, 2000 included in its Report on Form 8-K dated March 1, 2001, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Los Angles, California
April 9, 2001